SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2002

NETMANAGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-22158 (Commission File Number)	77-0252226 (IRS Employer Identification No.)

10725 NORTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA (Address of principal executive offices)	95014 (Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

N/A
(Former name or former address, if changed since last report

ITEM 5. OTHER EVENTS

NetManage, Inc. (“The Company”) received a staff determination letter, dated June 20, 2002, from The Nasdaq Stock Market, Inc., indicating that the Company no longer complies with the minimum bid price requirement for continued listing, as set forth in Marketplace Rule 4450 (a) (5), and that the Company’s stock is therefore subject to delisting from the Nasdaq National Market. The Company has appealed this determination by requesting a hearing before a Nasdaq listing qualifications panel. The hearing has been scheduled for August 1, 2002. The Company has been advised that Nasdaq will not take any action to delist its stock pending the conclusion of that hearing.

In anticipation of the Nasdaq listing qualifications hearing, the Company’s Board of Directors has approved a reverse stock split of the Company’s common stock. The reverse stock split is subject to stockholder approval and will assist the Company in meeting the Nasdaq minimum bid requirement of $1.00 per share. Even if such split is approved by the Company’s stockholders, the Company’s Board of Directors retains the authority to determine whether such split is actually effected as well as the timing and magnitude of any such split.

ITEM 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Financial Statements and pro forma financial information

NONE

(b)	Exhibits

1.	Press Release of NetManage Inc. dated June 26, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETMANAGE, INC.

By:	/s/ MICHAEL R. PECKHAM

Michael R. Peckham Senior Vice President and Chief Financial Officer

Date: June 27, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	News Release dated June 26, 2002